UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Spokespersons of InterMune, Inc. (the “Company”) plan to present the information in the presentation slides attached hereto as Exhibit 99.1 at various investor and analyst meetings scheduled during the week of January 7, 2013.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward-looking Statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Company slide presentation dated January 7-10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company slide presentation dated January 7-10, 2013.